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                                                                     EXHIBIT 3.1

                                                                          FORM 9                     FORMULE 9
    Canada Business           Loi regissant les societes         ARTICLES OF AMALGAMATION         STATUS DE FUSION
    Corporations Act          par actions de regime federal            (SECTION 185)               (ARTICLE 185)
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
1 -   Name of amalgamated corporation                                Denomination de la societe issue de la fusion

      RITCHIE BROS. AUCTIONEERS INCORPORATED

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2-    The place in Canada where the registered office is to be       Lieu au Canada ou doit etre situe le siege social
      situated

      Greater Vancouver Regional District

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3-    The classes and any maximum number of shares that the          Categories et tout nombre maximal d'actions que la
      corporation is authorized to issue                             societe est autorisee a emettre

      The annexed Schedule 1 is incorporated in this form.

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4 -   Restrictions, if any, on share transfers                       Restrictions sur le transfert des actions, s'il y
                                                                     a lieu
      none

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5 -   Number (or minimum and maximum number) of directors            Nombre (ou nombre minimal et maximal) d'administrateurs

      minimum of 3 and maximum of 10

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6 -   Restrictions, if any, on business the corporation may          Limites imposees a l'activite commerciale de la
      carry on                                                       societe, s'il y a lieu

      None

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7 -   Other provisions, if any                                       Autres dispositions, s'il y a lieu

      none

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8-    The amalgamation has been approved pursuant to that            8 - La fusion a ete approvee en accord avec l'article
      section or subsection of the Act which is indicated as         ou le paragraphe de la Loi indique ci-apres
      follows:


                                                            /X/ 183
                                                            / / 184(1)
                                                            / / 184(2)


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9 -   Name of the amalgamating corporations         Corporation No.       Signature       Date         Title
      Denomination des societes fusionnantes        No de la societe                                   Titre
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
Ritchie Bros. Auctioneers Incorporated              33966-3                                            Director
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Banser Investments Ltd.                                                                                Director
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M.G. Ritchie Enterprises Ltd.                                                                          Director
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Neeram Enterprises Inc.                                                                                Director

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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT     Filed - Deposee
Corporation No. - N(degree) de la societe
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
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This is SCHEDULE 1 of the Articles of Amalgamation of RITCHIE BROS. AUCTIONEERS
INCORPORATED dated as of September _____, 1997


1.       AUTHORIZED CAPITAL

         The authorized share capital of the Corporation shall consist of:

    (a) an unlimited number of Preferred Shares designated as Senior Preferred Shares, issuable in series ("Senior Preferred Shares");

    (b) an unlimited number of Preferred Shares designated as Junior Preferred Shares, issuable in series ("Junior Preferred Shares"); and

    (c)  an unlimited number of Common Shares ("Common Shares").

2.       SENIOR PREFERRED SHARES

         The Senior Preferred Shares shall, as a class, have attached thereto the following rights, privileges, restrictions and conditions:

2.1      Directors' Authority to Issue in One or More Series

         The directors of the Corporation may issue the Senior Preferred Shares at any time and from time to time in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the Senior Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of dividends thereon, the currency or currencies of payment of dividends, the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any) and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the directors shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.2      Ranking of Senior Preferred Shares

         No rights, privileges, restrictions or conditions attached to a series of Senior Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Senior Preferred Shares. The Senior Preferred Shares shall be entitled to priority over the Junior Preferred Shares and Common Shares of the Corporation and over any other shares ranking junior to the Senior Preferred Shares with respect to priority in the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends or amounts payable on a return of capital in respect of a series of Senior Preferred Shares are not paid in full, the Senior Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Senior Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Senior Preferred Shares of any series may also be given such other preferences not inconsistent with clauses 2.1 to 2.4 hereof over the Junior Preferred Shares and Common Shares and over any other shares ranking junior to the Senior Preferred Shares as may be determined in the case of such series of Senior Preferred Shares.

2.3      Voting Rights

         Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Senior Preferred Shares, the holders of the Senior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

2.4      Approval of Holders of Senior Preferred Shares

         The rights, privileges, restrictions and conditions attaching to the Senior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of Senior Preferred Shares given as hereinafter specified.

    The approval of the holders of Senior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Senior Preferred Shares as a class or any other matter requiring the consent of the holders of the Senior Preferred Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of Senior Preferred Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct hereof shall be those from time to time prescribed by the Canada Business Corporations Act (as from time to time amended, varied or replaced) and the by-laws of the Corporations with respect to meetings of shareholders. On every poll taken at a meeting of holders of Senior Preferred Shares as a class, or at a joint meeting of the holders of two or more series of Senior Preferred Shares, each holder of Senior Preferred Shares entitled to vote thereat shall have 1 vote in respect of each Senior Preferred Share held by him/her.


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3.       JUNIOR PREFERRED SHARES

         The Junior Preferred Shares shall, as a class, have attached thereto the following rights, privileges, restrictions and conditions:

3.1      Directors' Authority to Issue in One or More Series

         The directors of the Corporation may issue the Junior Preferred Shares at any time and from time to time in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the Junior Preferred Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or rates, amount or methods of calculation of dividends thereon, the currency or currencies of payment of dividends, the time and place of payment of dividends, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any) and the terms and conditions of any share purchase plan or sinking fund with resect thereto. Before the issue of the first shares of a series, the directors shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

3.2      Ranking of Junior Preferred Shares

         No rights, privileges, restrictions or conditions attached to a series of Junior Preferred Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Junior Preferred Shares. The Junior Preferred Shares shall be entitled, subject to the prior rights of the holders of the Senior Preferred Shares, to priority over the Common Shares of the Corporation and over any other shares ranking junior to the Junior Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs. If any cumulative dividends or amounts payable or return of capital in respect of a series of Junior Preferred Shares are not paid in full, the Junior Preferred Shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Junior Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Junior Preferred Shares of any series may also be given such other preferences not consistent with clause 3.1 to 3.4 hereof


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over the Common Shares and over any other shares ranking junior to the Junior
Preferred Shares as may be determined in the case of such series of Junior Preferred Shares.

3.3      Voting Rights

         Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Junior Preferred Shares, the holders of the Junior Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

3.4      Approval of Holders of Junior Preferred Shares

         The rights, privileges, restrictions and conditions attaching to the Junior Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of Junior Preferred Shares given as hereinafter specified.

         The approval of the holders of Junior Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Junior Preferred Shares as a class or of any other matter requiring the consent of the holders of the Junior Preferred Shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of at least 2/3 of the votes cast at a meeting of the holders of Junior Preferred Shares duly called for that purpose. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Canada Business Corporations Act (as from time to time amended, varied or replaced) and the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Junior Preferred Shares as a class, or at a joint meeting of the holders of two or more series of Junior Preferred Shares, each holder of Junior Preferred Shares entitled to vote thereat shall have 1 vote in respect of each Junior Preferred Share held by him/her.

4.       COMMON SHARES

         The Common Shares shall carry and have attached thereto the following rights, privileges, restrictions and conditions:

4.1      Voting Rights

         The Common Shares shall entitle the holders thereof to notice of, to attend and to 1 vote for each Common Share held at all meetings of shareholders, except meetings at which only holders of a specified class or series of shares of the Corporation are entitled to vote separately as a class or series.


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4.2      Dividend Rights

         Subject to the prior rights of the holders of the Senior Preferred Shares, the Junior Preferred Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive and the Corporation shall pay thereon dividends if, as and when declared by the board of directors of the Corporation out of moneys or assets of the Corporation properly applicable to the payment of dividends in such amount and payable in such manner as the board of directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or with the holders of the Common Shares, the board of directors may in their sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

4.3      Rights upon Dissolution

         Subject to the prior rights of the holders of the Senior Preferred Shares, the Junior Preferred Shares and any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Corporation in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, provided that such remaining property and assets shall be paid or distributed equally share for share to the holders of the Common Shares at the time outstanding without preference or priority.


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